UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

CHINA NORTHERN MEDICAL DEVICE INC.
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolokotroni 2A. Paleo Faliro, Athens, Greece	17563
(Address of principal executive offices)	(Zip Code)

(30) 6981083600
Registrant’s telephone number, including area code

70 Daxin Road, Daowai District Harbin City, Heilongjiang Province People’s Republic of China 150020 (+86) 451- 8228-0845
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

On September 9, 2013, Jinzhao Wu, the principal shareholder of China Northern Medical Device Inc. (the “Company”), entered into a Stock Purchase Agreement which provided for the sale of 3,000,000 shares of common stock of the Company (the “Purchased Shares”) to Sotirios Leonaritis (the “Purchaser”). The consideration paid for the Purchased Shares, which represent 84.5% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $100,000. The purchase price was paid by the Purchaser to Mr. Wu by way of personal funds of the Purchaser.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers

On September 10, 2013, in connection with the disposition of the Purchase Shares, Jinzhao Wu resigned from his positions as officer and the sole director of the Company. The Board of Directors of the Company elected Sotirios Leonaritis as President, Treasurer and a director of the Company and Nicolaos Kardaras as Secretary and a director of the Company.

Mr. Leonaritis, 53, is  a private businessman residing in Athens, Greece. He has been involved in the public markets for over 25 years in numerous capacities.  In 2004, he was the co-founder of a public bio-tech startup company in Athens, Greece.  In 2007 he co-founded a solar energy company also in Greece.   For the past two years, Mr. Leonaritis has been working on a project for rehabilitation centers, diabetic foot care and research and development of health care technologies with a Cyprus corporation,  H.C.I. VioCare Ltd., of which he is currently the sole shareholder.

He is not an officer and director of any reporting issuers.

Mr. Nikolaos Kardaras, 63, is member of the Piraeus Bar, having practiced law since 1977 when he graduated from the Law School of Athens, Greece.   His current practice encompasses  the disciplines of  martime, commercial, civil, initiatives and investments law, acquisition and mergers, and internal shipping and commercial transactions.

Mr. Kardaras is not an officer or director of any other reporting issuers.

Neither Mr. Kardaras nor Mr. Leontaritis currently hold other positions with the Company.  There is no arrangement or understanding other than as disclosed herein pursuant to which they were appointed as the  officers and directors of the Company.  Neither of Mr. Kardaras nor Mr. Leontaritis has a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Leontaritis or Mr. Kardaras is a party or in which they participate that is entered into or material amendment in connection with the Company’s appointment of either Mr. Kardaras or Mr. Leontaritis, or any grant or award to them or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of them.   Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA NORTHERN MEDICAL DEVICE INC.

Dated: September 12, 2013	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, and Director